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                                                                  EXHIBIT 10.25


              STOCK OPTION PLAN AND AGREEMENT WITH TIMOTHY J. RYAN

        Stock Option Plan and Agreement, dated as of November 17, 1997 (this "AGREEMENT"), by and between Diedrich Coffee, Inc., a Delaware corporation (the "COMPANY") and Timothy J. Ryan (the "GRANTEE").


                                    RECITALS

        A. The Company has agreed to employ Grantee under terms and conditions set forth in that certain agreement dated November 17, 1997 (the "EMPLOYMENT AGREEMENT"), by and between the Company and Grantee.

        B. Under the Employment Agreement, the Company has agreed to grant to Grantee options to purchase 600,000 shares of common stock, $0.01 par value per share (the "COMMON STOCK"), of the Company for the purpose of encouraging and rewarding Grantee's contributions to the performance of the Company and aligning Grantee's interests with the interests of the Company's stockholders.


                                    AGREEMENT

        NOW, THEREFORE, to evidence the grant of options by the Company and to set forth the terms and conditions of the grant of options, the Company and Grantee hereby agree as follows:

        1. DEFINITIONS. The following terms, as used in this Agreement, have the meanings ascribed to them in this Section 1.

           (a) "BOARD" means the Board of Directors of the Company.

           (b) "CLOSING PRICE" means the closing price on any given trading day of the Common Stock on the Nasdaq National Market (or any subsequent exchange or market system upon which the Company's Common Stock is principally traded) as reported in the Transaction Index of the Wall Street Journal.

           (c) "COMPENSATION COMMITTEE" means the Compensation Committee of the Board.

           (d) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           (e) "EXERCISE DATE" means any date on which Grantee exercises
Options.

           (f) "EXERCISE DATE VALUE" means the product of: (i) the number of shares of Common Stock delivered to the Company and (ii) the Closing Price of the Common Stock on the Exercise Date.

           (g) "EXERCISE SHARES" means those shares of Common Stock with respect to which Options are being exercised.




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           (h) "OPTIONS" means options to purchase shares of Common Stock granted under this Agreement.

           (i) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        2. GRANT OF OPTIONS. The Company hereby grants to Grantee, effective as of the date hereof, Options to purchase up to 600,000 shares of Common Stock on the terms and subject to the conditions set forth herein.

        3. EXERCISABILITY AND EXERCISE PRICES. The Options will become exercisable as follows:

           (a) The Company shall promptly call a special meeting of the Company's stockholders for the purpose of requesting that the stockholders approve the terms of this Agreement and the grant of the Options hereunder. Notwithstanding any provision contained in this Agreement or the Employment Agreement to the contrary, none of the Options granted hereunder will become exercisable until stockholders of the Company approve the terms of this Agreement and the grant of the Options hereunder.

           (b) Options to purchase up to 50,000 shares of Common Stock will become exercisable at an option exercise price of $3.50 per share of Common Stock on the earlier of (i) May 15, 2002 or (ii) upon the satisfaction of both of the following conditions: (x) such Options shall have vested in accordance with Section 3(g) hereof and (y) after the date hereof, the Closing Price of the Common Stock shall have exceeded $3.50 per share for at least seven trading days in any period of ten consecutive trading days.

           (c) Options to purchase up to 75,000 shares of Common Stock will become exercisable at an option exercise price of $4.50 per share of Common Stock on the earlier of (i) May 15, 2002 or (ii) upon the satisfaction of both of the following conditions: (x) such Options shall have vested in accordance with Section 3(g) hereof and (y) after the date hereof, the Closing Price of the Common Stock shall have exceeded $4.50 per share for at least seven trading days in any period of ten consecutive trading days.

           (d) Options to purchase up to 125,000 shares of Common Stock will become exercisable at an option exercise price of $5.00 per share of Common Stock on the earlier of (i) May 15, 2002 or (ii) upon the satisfaction of both of the following conditions: (x) such Options shall have vested in accordance with Section 3(g) hereof and (y) after the date hereof, the Closing Price of the Common Stock shall have exceeded $5.00 per share for at least seven trading days in any period of ten consecutive trading days.

           (e) Options to purchase up to 175,000 shares of Common Stock will become exercisable at an option exercise price of $8.00 per share of Common Stock on the earlier of (i) May 15, 2002 or (ii) upon the satisfaction of both of the following conditions: (x) such Options shall have vested in accordance with Section 3(g) hereof and (y) after the date hereof, the Closing Price of the Common Stock shall have exceeded $8.00 per share for at least seven trading days in any period of ten consecutive trading days.




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           (f) Options to purchase up to 175,000 shares of Common Stock will become exercisable at an option exercise price of $10.00 per share of Common Stock on the earlier of (i) May 15, 2002 or (ii) upon the satisfaction of both of the following conditions: (x) such Options shall have vested in accordance with Section 3(g) hereof and (y) after the date hereof, the Closing Price of the Common Stock shall have exceeded $10.00 per share for at least seven trading days in any period of ten consecutive trading days.

           (g) The Options described in Sections 3(b) - (f) shall vest and become exercisable upon satisfaction of the conditions specified in such Sections in eight equal installments over a two year period as described in the next sentence. On each of March 1, 1998, June 1, 1998, September 1, 1998, December 1, 1998, March 1, 1999, June 1, 1999, September 1, 1999 and December 1, 1999, Options to purchase the following number of shares at the following option exercise prices shall vest:

               o   6,250 shares of Common Stock at $3.50 per share;
               o   9,375 shares of Common Stock at $4.50 per share;
               o   15,625 shares of Common Stock at $5.00 per share;
               o   21,875 shares of Common Stock at $8.00 per share; and
               o   21,875 shares of Common Stock at $10.00 per share.

For purposes of this Section 3, a "trading day" shall be any day on which the Nasdaq Stock Market (or any subsequent exchange or market system where the Company's shares are principally traded) is reporting sale prices for the Company's Common Stock.

        4. TERMINATION OF OPTIONS.

           (a) Unless an earlier termination date occurs as specified in Section 4(b), the Options will expire and become unexercisable (whether or not then exercisable) on the fifth (5th) anniversary of the date hereof ("EXPIRATION DATE").

           (b) If Grantee's employment with the Company is terminated by the Company for Cause (as such term is defined in Section 4(b) of the Employment Agreement) prior to the Expiration Date or by the Grantee without good cause prior to the Expiration Date: (i) all Options that have not otherwise become exercisable, as of the date of Grantee's termination of employment, will immediately terminate and become unexercisable; and (ii) all Options that have become exercisable will terminate and become unexercisable on and after the date sixty (60) days following the date of Grantee's termination of employment.

           (c) If Grantee's active employment with the Company is terminated for any reason other than as set forth in Section 4(b) hereof: (i) all Options that have not otherwise become exercisable, as of the date of Grantee's termination of employment, will continue to become exercisable pursuant to Section 3 until such Options are terminated on the earlier of (x) the Expiration Date or (y) the latter of the first (1st) anniversary of the date of Grantee's termination of employment or the second (2nd) anniversary of the date hereof; and (ii) all Options that have become exercisable, as of the date of Grantee's termination of employment, will terminate and become




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unexercisable on the earlier of (x) the Expiration Date or (y) the latter of the first (1st) anniversary of the date of Grantee's termination of employment or the second (2nd) anniversary of the date hereof.

        5. REGISTRATION OF OPTIONS. Promptly after execution of this Agreement, the Company, at its expense, shall file a registration statement on Form S-8 to register the issuance and exercise of the Options.

        6. RESTRICTIONS ON EXERCISE. Notwithstanding anything to the contrary in this Agreement, the Options may not be exercised, and no Exercise Shares shall be issued: (a) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options shall have been secured and (b) unless all applicable federal, state and local tax withholding requirements shall have been satisfied. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in Section 6(a) so as to permit the Options to be exercised.

        7. NON-TRANSFERABILITY OF OPTIONS. None of the Options are assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of Grantee upon his death, provided that the deceased Grantee's beneficiary or the representative of his estate acknowledge and agree in writing, in a form reasonably acceptable to the Compensation Committee to be bound by this Agreement as if such beneficiary or the estate were Grantee.

        8. WITHHOLDING. Whenever shares of Common Stock are to be issued pursuant to the exercise of Options, the Compensation Committee may require the recipient of the shares of Common Stock to remit to the Company an amount sufficient to satisfy any applicable federal, state and local tax withholding requirements. Upon request by Grantee, the Company may also withhold shares of Common Stock to satisfy applicable withholding requirements, subject to any rules adopted by the Compensation Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act.

        9. MANNER OF EXERCISE.

           (a) To the extent that the Options have become and remain exercisable as provided in Sections 3 and 4, and subject to such reasonable administrative regulations as the Compensation Committee may adopt, the Options may be exercised, by written notice to the Compensation Committee, specifying the number of Exercise Shares and the Exercise Date. On or before the Exercise Date, Grantee shall deliver to the Company full payment for the Options being exercised in cash, or cash equivalent satisfactory to the Compensation Committee, and in an amount equal to the aggregate purchase price for the Exercise Shares.

           (b) Subject to the discretion of the Compensation Committee, Grantee may, in lieu of cash, either: (i) deliver shares of Common Stock having an Exercise Date Value equal to the purchase price of the Exercise Shares; or (ii) deliver a combination of cash and shares of Common Stock with an aggregate value and Exercise Date Value equal to the purchase price of the Exercise Shares, subject to such rules and regulations as may be adopted by the Compensation Committee to




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provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act.

           (c) The Compensation Committee may require Grantee to furnish or execute such other documents as the Compensation Committee reasonably deems necessary: (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other law.

        10. NO RIGHTS AS STOCKHOLDER. Grantee will have no voting or other rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of such Options and the issuance of a certificate or certificates to him for such shares of Common Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        11. CAPITAL ADJUSTMENTS. The number and any applicable option price of the shares of Common Stock covered by the Options will be proportionately and appropriately adjusted by the Compensation Committee to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stockholders of the Company, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options will pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

        12. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or Grantee, as the case may be, at the address of the Company's principal executive office. All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

        13. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

        14. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by Grantee and the Company.

        15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

        16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.




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        17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.



                                       DIEDRICH COFFEE, INC.,
                                       a Delaware corporation


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       THE GRANTEE


                                       _________________________________________
                                       TIMOTHY J. RYAN



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